DLH Reports Fiscal 2025 Fourth Quarter Results
ATLANTA, Dec. 10, 2025 – DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of digital transformation and cybersecurity, systems engineering and integration, and science research and development, today announced financial results for its fiscal fourth quarter ended September 30, 2025.

Q4 Highlights:
•Revenue performance mixed as budgetary priorities continue to come into focus; solid revenue growth of 8.8% in National Security contract portfolio this quarter as compared to fiscal 2024 Q4.
•Delivered EBITDA of $6.6 million as investment in new business continued and company executed scaling initiatives at the end of the quarter and into fiscal 2026
•Free cash flow of $10.7 million driven by strong customer collections
•Debt reduced to $131.6 million as deleveraging strategy continued
“I am incredibly proud of the robust foundations we have built. We've transformed DLH into a federal health and national security leader by organizing around three technology-driven pillars. Despite facing near-term market headwinds that have impacted revenue, our strategy, which utilizes proprietary advanced tools and commercial best practices, provides us the capability and agility to effectively navigate today's environment and drive long-term value." said Zach Parker, DLH President and Chief Executive Officer.
"We generated $10.7 million of free cash flow in the quarter, which capped the $23 million total reduction in indebtedness for the year. The aggressive deleveraging strengthens our balance sheet and supports our operational stability. With expected expanding demand from key agencies for technology powered solutions—especially in advanced AI and mission-critical cybersecurity—we believe there are tremendous opportunities. We have strategically prepared DLH to identify and seize these new opportunities, ensuring we remain the trusted, forward-thinking partner, dedicated to advancing our customers' missions."

Operating Financial Summary
	Three Months Ended September 30,
$ million	2025	2024	% Change
Revenue	$81.2	$96.4	(15.8)%
Income from operations	$2.3	$6.4	(64.1)%
Net (loss) income	$(0.9)	$2.3	(139.1)%
Diluted Earnings Per Share	$(0.06)	$0.16	(137.5)%
EBITDA	$6.6	$10.7	(38.3)%
EBITDA margin on Revenue	8.1%	11.1%	(27.0)%
Cash provided by Operating Activities	$10.7	$12.4	(13.7)%
Free Cash Flow	$10.7	$12.2	(12.3)%

Additional Financial Metrics
	September 30, 2025	September 30, 2024	% Change
Debt	$131.6	$154.6	(14.9)%
Backlog	$514.3	$690.3	(25.5)%

Earnings Webcast:
DLH management will discuss third quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, December 11, 2025. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.
A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID #7526746.

About DLH:
DLH (NASDAQ: DLHC) enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,300 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.
Contact Information:
Investor Relations
Chris Witty
(646) 438-9385
cwitty@darrowir.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$81,160	$96,386	$344,497	$395,937
Cost of Operations
Contract costs	67,319	77,492	279,333	318,447
General and administrative costs	7,263	8,234	31,199	35,538
Depreciation and amortization	4,299	4,284	17,179	17,052
Total operating costs	78,881	90,010	327,711	371,037
Income from operations	2,279	6,376	16,786	24,900
Interest expense	3,481	4,162	15,031	17,153
(Loss) Income before provision for income taxes	(1,202)	2,214	1,755	7,747
Provision for income taxes	(282)	(81)	393	350
Net (loss) income	$(920)	$2,295	$1,362	$7,397

Net (loss) income per share
Basic	$(0.06)	$0.16	$0.09	$0.52
Diluted	$(0.06)	$0.16	$0.09	$0.51
Weighted average common shares outstanding
Basic	14,388	14,198	14,387	14,169
Diluted	14,457	14,378	14,458	14,405

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	September 30, 2025	September 30, 2024
ASSETS
Current assets:
Cash	$125	$342
Accounts receivable	38,394	49,849
Other current assets	4,018	2,766
Total current assets	42,537	52,957
Goodwill	138,161	138,161
Intangible assets, net	91,865	108,321
Operating lease right-of-use assets	8,764	6,681
Deferred income taxes, net	7,947	6,245
Equipment and improvements, net	1,274	1,830
Other long-term assets	115	186
Total assets	$290,663	$314,381
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$19,246	$25,290
Accrued payroll	12,153	12,848
Debt obligations - current, net of deferred financing costs	8,067	12,058
Operating lease liabilities - current	2,918	2,652
Other current liabilities	287	394
Total current liabilities	42,671	53,242
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	119,966	137,316
Operating lease liabilities - long-term	14,022	12,789
Other long-term liabilities	1,046	902
Total long-term liabilities	135,034	151,007
Total liabilities	177,705	204,249
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 14,498 and 14,391 at September 30, 2025 and 2024, respectively	14	14
Additional paid-in capital	101,734	100,270
Retained earnings	11,210	9,848
Total shareholders’ equity	112,958	110,132
Total liabilities and shareholders' equity	$290,663	$314,381

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	Year Ended
	September 30,
	2025	2024
Operating activities
Net income	$1,362	$7,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,179	17,052
Amortization of deferred financing costs charged to interest expense	1,742	1,839
Stock-based compensation expense	1,464	1,898
Deferred taxes, net	(1,702)	(3,175)
Changes in operating assets and liabilities
Accounts receivable	11,455	9,270
Other assets	(3,190)	3,276
Accounts payable and accrued liabilities	(6,043)	(4,414)
Accrued payroll	(697)	(946)
Other liabilities	1,646	(4,831)
Net cash provided by operating activities	23,216	27,366
Investing activities
Purchase of equipment and improvements	(241)	(836)
Net cash used in investing activities	(241)	(836)
Financing activities
Proceeds from revolving line of credit	253,181	361,720
Repayment of revolving line of credit	(257,171)	(359,208)
Repayments of debt obligations	(19,000)	(27,313)
Payments of deferred financing costs	(202)	—
Proceeds from issuance of common stock upon exercise of options and warrants	—	261
Payment of tax obligations resulting from net exercise of stock options	—	(1,863)
Net cash used in financing activities	(23,192)	(26,403)
Net change in cash	(217)	127
Cash - beginning of year	342	215
Cash - end of year	$125	$342
Supplemental disclosures of cash flow information
Cash paid during the year for interest	$13,505	$16,043
Cash paid during the year for income taxes	$2,053	$3,264
Supplemental disclosures of non-cash activity
Common stock surrendered for the exercise of stock options	-	$2,822
Lease liability recognized to acquire a right-of-use asset	$4,187	839

Non-GAAP Financial Measures
The Company uses EBITDA, EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. The Company uses Free Cash Flow as a supplement non-GAAP liquidity measure. We define the measures as the following:
EBITDA is net (loss) income excluding depreciation and amortization, interest expense and provision for income taxes
EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.
Free cash flow is net cash provided by operating activities less the impact of purchases of equipment and improvements.
EBITDA and EBITDA as a percent of revenue are non-GAAP measures of performance and are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Free Cash Flow, a non-GAAP liquidity measure, is used by management to assess our ability to generate cash from our business operations and plan for future operating and capital actions.

Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.
EBITDA, EBITDA as a percent of revenue, and free cash flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance and liquidity investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results, as defined under GAAP.
Reconciliation of GAAP net income to EBITDA (in thousands):

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Net (loss) income	$(920)	$2,295	$(3,215)	$1,362	$7,397	$(6,035)
Depreciation and amortization	4,299	4,284	15	17,179	17,052	127
Interest expense	3,481	4,162	(681)	15,031	17,153	(2,122)
Provision for income taxes	(282)	(81)	(201)	393	350	43
EBITDA	$6,578	$10,660	$(4,082)	$33,965	$41,952	$(7,987)
Net (loss) income as a % of revenue	(1.1)%	2.4%	(3.5)%	0.4%	1.9%	(1.5)%
EBITDA as a % of revenue	8.1%	11.1%	(3.0)%	9.9%	10.6%	(1)%
Revenue	$81,160	$96,386	$(15,226)	$344,497	$395,937	$(51,440)
Reconciliation of Free Cash Flow (in thousands):

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Net cash provided by operating activities	$10,681	$12,435	$(1,754)	$23,216	$27,366	$(4,150)
Less: Purchases of equipment and improvements	(27)	(209)	182	(241)	(836)	595
Free Cash Flow	$10,654	$12,226	$(1,572)	$22,975	$26,530	$(3,555)